                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF

                            GENERAL HOST CORPORATION

                                       AT

                              $5.50 NET PER SHARE

                                       BY

                            CYRUS ACQUISITION CORP.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON TUESDAY, DECEMBER 23, 1997, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration is an Offer to Purchase dated November 25, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by Cyrus Acquisition Corp., a New York corporation ("Purchaser"), to purchase all of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of General Host Corporation, a New York corporation (the "Company"), and the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of March 7, 1990 (as amended, the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as successor to Chemical Bank, as Rights Agent, at a purchase price of $5.50 per Share (and associated Rights), net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"). Unless the context requires otherwise, all references to "Shares" shall be deemed to refer also to the associated Rights, and all references to Rights shall be deemed to include all benefits that may inure to the shareholders of the Company or to the holders of the Rights pursuant to the Rights Agreement. Holders of Shares and Rights whose certificates for such Shares (the "Share Certificates") and, if applicable, for such Rights (the "Rights Certificates") are not immediately available or who cannot deliver their Share Certificates and, if applicable, Rights Certificates and all other required documents to ChaseMellon Shareholder Services, L.L.C., the Depositary, prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is directed to the following:

        1. The tender price is $5.50 per share, net to the seller in cash without interest thereon.

        2.  The Offer is made for all of the outstanding Shares.

        3. The Board of Directors of the Company has unanimously approved the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Offer and the Merger (as defined below), has determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the holders of Shares, and unanimously recommends that holders of Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

        4. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of November 22, 1997 (the "Merger Agreement") by and between Purchaser and the Company. The Merger Agreement provides, among other things, that, subject to the terms and conditions of the Merger Agreement, subsequent to the consummation of the Offer, Purchaser will merge with and into the Company.

        5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Tuesday, December 23, 1997, unless the Offer is extended.

        6. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

        7. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn pursuant to the Offer prior to the Expiration Date such number of Shares which constitutes, on a fully-diluted basis (excluding the dilutive effects of any of the Company's 8% Convertible Subordinated Notes Due 2002 which remain outstanding and unconverted at the Expiration Date), more than two-thirds of the Shares on the date of purchase, (2) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (3) there being validly tendered and not withdrawn in the tender offer and consent solicitation being conducted by the Company concurrently with the Offer (the "Debt Offer") consents representing at least a majority in principal amount of all of the Company's outstanding 11 1/2% Senior Notes Due 2002 (the "Senior Notes"), all other conditions to the Debt Offer having been satisfied or waived and the amendment to the indenture governing such Senior Notes contemplated by the Debt Offer having been executed and becoming operative immediately following the consummation of the Debt Offer.

    The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Chase Securities Inc., the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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
                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                                       OF
                            GENERAL HOST CORPORATION
                                       BY
                            CYRUS ACQUISITION CORP.

    The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated November 25, 1997 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by Cyrus Acquisition Corp., a New York corporation, to purchase all outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of General Host Corporation, a New York corporation, and the associated common stock purchase rights (the "Rights"), at a purchase price of $5.50 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

          Number of Shares (and Rights)                                 SIGN HERE
                 to be Tendered*
               Shares (and Rights)                    ---------------------------------------------
             Dated             , 199
                                                      ---------------------------------------------
                                                                       Signature(s)

                                                      ---------------------------------------------
                                                                   Please Print Name(s)

                                                      ---------------------------------------------
                                                                         Address

                                                      ---------------------------------------------
                                                              Area Code and Telephone Number

                                                      ---------------------------------------------
                                                              Tax, Identification, or Social
                                                                     Security Number

------------------------

* Unless otherwise indicated, it will be assumed that all of your Shares (and Rights) held by us for your account are to be tendered. Prior to a Distribution Date (as defined in the Offer to Purchase), a valid tender of Shares will constitute a tender of the associated Rights.

                                       3